Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69306; No. 33-62887; No. 333-05987; and No.
333-59941) of our report dated March 29, 2000 relating to the financial statements which appears in the 1999 Annual Report to Shareholders of Michael Baker Corporation, which is incorporated by reference in Michael Baker Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP
Pittsburgh, Pennsylvania
March 29, 2000